UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 1998

         Commission File Number:  0-10726

                        C-COR Electronics, Inc.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                                     24-0811591
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461

Not applicable
(Former name or former address, if changed since last report.)

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Item 5.  Other Events.

The Registrant announced on March 25, 1998, that Scott C. Chandler has resigned as President and Chief Executive Officer and as a director of C-COR Electronics, Inc. Richard E. Perry, Chairman of C-COR, will serve as acting CEO until a new president and CEO has been named. Mr. Perry was CEO at C-COR from July 1985 until his retirement in August 1996.

                                   SIGNATURES

Pursuant to the requirements of thebSecurities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR ELECTRONICS, INC.
(Registrant)

March 30, 1998


/s/ Chris A. Miller, Vice President-Finance,
    Secretary and Treasurer (principal financial officer)